As filed with the Securities and Exchange Commission on August 20, 2020.

Registration No. 333–

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KYMERA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2836	81-2992166
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Kymera Therapeutics, Inc.

200 Arsenal Yards Blvd., Suite 230

Watertown, Massachusetts 02472

(857) 285-5300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copies to:

William D. Collins, Esq. Sarah Ashfaq, Esq. Gabriela Morales-Rivera, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 (617) 570-1000	Bruce Jacobs, CFA, MBA Kymera Therapeutics, Inc. 200 Arsenal Yards Blvd., Suite 230 Watertown, Massachusetts 02472 (857) 285-5300	Lisa Firenze, Esq. Molly Fox, Esq. Wilmer Cutler Pickering Hale and Dorr LLP 7 World Trade Center 250 Greenwich Street New York, New York 10007 (212) 230-880

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ - 333-240264

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered(1)	Proposed maximum aggregate offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(2)
Common stock, par value $0.0001 per share	1,523,520	$20.00	$30,470,400	$3,956

(1)

Represents only the additional number of shares being registered and includes 198,720 shares of common stock issuable upon exercise of the underwriters’ option to purchase additional shares to cover over-allotments, if any. Does not include the securities that the registrant previously registered on the Registration Statement on Form S-1 (File No. 333-240264).

(2)

The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously registered securities at an aggregate offering price not to exceed $152,352,000 on a Registration Statement on Form S-1 (File No. 333-240264), which was declared effective by the Securities and Exchange Commission on August 20, 2020. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $20.00 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), for the sole purpose of increasing the aggregate number of shares of common stock offered by Kymera Therapeutics, Inc. (the “Registrant”) by 1,523,520 shares, 198,720 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock. The contents of the Registration Statement on Form S-1, as amended (File No. 333-240264), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on August 20, 2020, are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit No.	Exhibit Index

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1*	Power of Attorney

*

Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-240264), originally filed with the Securities and Exchange Commission on July 31, 2020 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Kymera Therapeutics, Inc. has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Watertown, Commonwealth of Massachusetts, on the 20th day of August, 2020.

Kymera Therapeutics, Inc.

By:	/s/ Nello Mainolfi
Name:	Nello Mainolfi, Ph.D.
Title:	Founder, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date

/s/ Nello Mainolfi Nello Mainolfi, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	August 20, 2020

/s/ Bruce Jacobs Bruce Jacobs, CFA, MBA	Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)	August 20, 2020

* Jeffrey Albers, J.D., MBA	Director	August 20, 2020

* Bruce Booth, D.Phil.	Director	August 20, 2020

* Steven Hall, Ph.D.	Director	August 20, 2020

* Andrew Hedin	Director	August 20, 2020

* Joanna Horobin, M.B., Ch.B.	Director	August 20, 2020

* Gorjan Hrustanovic, Ph.D.	Director	August 20, 2020

* Donald W. Nicholson, Ph.D.	Director	August 20, 2020

*By:	/s/ Nello Mainolfi
Nello Mainolfi, Ph.D.
Attorney-in-fact